                                                                       EXHIBIT 1

                                2,300,000 SHARES

                         ALEXION PHARMACEUTICALS, INC.

                   COMMON STOCK, PAR VALUE $0.0001 PER SHARE

                               PURCHASE AGREEMENT
                               ------------------
                                                                October 26, 2000

U.S. BANCORP PIPER JAFFRAY
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

        Alexion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes to sell to U.S. Bancorp Piper Jaffray (the "Purchaser") an aggregate of 2,300,000 authorized but unissued shares (the "Firm Shares") of Common Stock, $0.0001 par value per share (the "Common Stock"), of the Company.

        The Company hereby confirms its agreement with respect to the sale of the Firm Shares to the Purchaser.

        1. REGISTRATION STATEMENT AND FINAL PROSPECTUS. A registration statement on Form S-3 (File No. 333-47594) with respect to up to an aggregate of $300 million of common stock and warrants, including a preliminary form of prospectus (such preliminary prospectus shall be referred to hereinafter as the "base prospectus"), has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed. Copies of such registration statement and amendments and the related preliminary prospectus have been delivered to you.

        If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the Closing Date (as hereinafter defined), such registration statement, including all documents incorporated by reference therein, as so amended (but only from and after the effectiveness of such amendment), including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement." The prospectus, including all documents incorporated by reference therein, included in the Registration Statement at the time it is or was declared effective by the Commission, together with any prospectus supplement filed pursuant to Rule 424(b), is hereinafter called the "Final Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Purchaser by the Company for use in connection with the offering of the Firm Shares (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Final Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Purchaser by the Company for such use.

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

           (a) The Company represents and warrants to, and agrees with, the Purchaser as follows:

               (i) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File No. 333-47594) on Form S-3, as amended, including the base prospectus, for registration under the Act of the offering and sale of up to an aggregate of $300 million of common stock and warrants. The Registration Statement has been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or overtly threatened by the Commission. The Company has included in such Registration Statement, as amended at the Effective Date, all information (other than such information permitted to be omitted by Rule
        430A) required by the Act and the Rules and Regulations thereunder. As filed, the Final Prospectus, or any such amendment shall contain all information previously omitted pursuant to Rule 430A, together with all other such required information, and, except to the extent the Purchaser shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the time this Purchase Agreement is executed (the "Execution Time") or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the base prospectus) as the Company has advised you prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The Company will file with the Commission a Final Prospectus relating to the Firm Shares in accordance with Rules 430A, as required, and 424(b).

               (ii) As of the time the Registration Statement (or any post-effective amendment thereto) is or was declared effective by the Commission, and upon the filing or first delivery to the Purchaser of the Final Prospectus (or any supplement to the Final Prospectus) and at the Closing Date (as hereinafter defined), (A) the Registration Statement and Final Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Final Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation thereof.

               (iii) The financial statements of the Company, together with the notes thereto, set forth in the Registration Statement and Final Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Final Prospectus. Arthur Andersen LLP, which has expressed its opinion with respect to the audited consolidated financial statements filed as a part of the Registration Statement and included in the Registration Statement and Final Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

               (iv) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Final Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon its business, condition (financial or otherwise) or properties, taken as a whole.

               (v) Except as contemplated in the Final Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance by the Company of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, condition (financial or otherwise), business, key personnel, property, net worth or results of operations of the Company and its subsidiaries, taken as a whole.

               (vi) Except as set forth in the Final Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business, net worth or results of operations of the Company and its subsidiaries, taken as a whole.

               (vii) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

               (viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or for the consummation by the Company of the transactions contemplated hereby, including the issuance or sale of the Firm Shares by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Firm Shares as contemplated by this Agreement.

               (ix) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; the Firm Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Final Prospectus. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as otherwise stated in the Registration Statement and Final Prospectus, and except for 150,000 shares of Common Stock issued upon the conversion of the Series A Preferred Stock of the Company, neither the filing of the Registration Statement nor the offering or sale of the Firm Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, which have not been waived. All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and Final Prospectus and except for any directors' qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement and the Final Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as of the date indicated as set forth in the Registration Statement and the Final Prospectus.

               (x) The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business (including those required by the U.S. Food and Drug Administration, the U.S. Nuclear Regulatory Commission and any federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances) and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees; the Company has not received any notice of proceedings relating to the revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a material adverse effect on the Company.

               (xi) The Company and its subsidiaries have good and marketable title to all property described in the Registration Statement and Final Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Final Prospectus; the property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

               (xii) The Company and each of its subsidiaries owns or possesses or has licenses to use all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and other similar rights (such patents referred to herein as the "Patents" and all of such intellectual property referred to collectively as the "Intellectual Property") necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and Final Prospectus; except as stated in the Registration Statement and Final Prospectus, to the Company's knowledge, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries as conducted on the date hereof involves or gives rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business of the Company and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee. The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities all patent applications described in the Registration Statement and the Final Prospectus (the "Patent Applications"); in connection with the filing of the Patent Applications, the Company conducted reasonable investigations of the published literature and patent references relating to the inventions claimed in such applications; to the best of the Company's knowledge, it has complied with the PTO's duty of candor and disclosure for the Patent Applications and has made no misrepresentation in the Patent Applications; the Company is not aware of any facts material to a determination of patentability regarding the Patent Applications not called to the attention of the PTO which would preclude the grant of a patent for the Patent Applications; and the Company has no knowledge of any facts which would preclude it from having clear title to the Patent Applications.

               (xiii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

               (xiv) The Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith or which could result in a material adverse effect on the financial condition of the Company.

               (xv) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Firm Shares other than the Final Prospectus or other materials permitted by the Act to be distributed by the Company.

               (xvi) All necessary filings shall have been made and all filing fees shall have been paid to effect the listing of the Firm Shares on the Nasdaq National Market.

               (xvii) Other than Columbus Farming Corporation ("CFC"), Alexion Antibody Technologies, Inc. ("AAT") and Biotechnology Research and Development Corporation, the Company owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

               (xviii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xix) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               (xx) Arthur Andersen LLP are, and during the periods covering their report included in the Registration Statement and Final Prospectus were, independent accountants with respect to the Company as required by the Securities Act. The audited financial statements of the Company (together with the related notes thereto) included in and incorporated by reference in the Registration Statement present fairly in all material respects the financial position and results of operations and cash flows of the Company at the respective dates and for the respective periods to which they apply, subject to normal year-end adjustments. Such financial statements (together with the related notes thereto) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

               (xxi) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

           (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Purchaser shall be deemed a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

        3. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,300,000 Firm Shares to the Purchaser, and the Purchaser agrees to purchase from the Company the Firm Shares. The purchase price for each Firm Share shall be $90.75 per share.

        The Firm Shares will be delivered by the Company to you against payment of the purchase price therefor by same day funds payable to the order of the Company, as appropriate, at the offices of U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "Closing Date." If you so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Purchaser. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Closing Date at the offices of U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

        4. COVENANTS.

           (a) The Company covenants and agrees with the Purchaser as follows:

               (i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Final Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Final Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Final Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Final Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, may be necessary or advisable in connection with the distribution of the Firm Shares by the Purchaser; and the Company will not file any amendment or supplement to the Registration Statement or Final Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

               (ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Firm Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

               (iii) Within the time during which a Final Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Firm Shares is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Firm Shares as contemplated by the provisions hereof and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

               (iv) The Company will use its best efforts to qualify the Firm Shares for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Firm Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

               (v) The Company will furnish to the Purchaser copies of the Registration Statement (one of which will be signed and will include all exhibits), the Final Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

               (vi) During a period of two years commencing with the date hereof, the Company will furnish to the Purchaser copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, Nasdaq, or any securities exchange.

               (vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

               (viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 8(a) hereof or is terminated, will pay or cause to be paid, upon receipt of a reasonably detailed accounting, (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Purchaser of the Firm Shares, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Purchaser's counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Firm Shares, the Final Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including any blue sky memoranda, (C) all filing fees and fees and disbursements of the Purchaser's counsel incurred in connection with the qualification of the Firm Shares for offering and sale by the Purchaser or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate in accordance with Section 4(d) hereof, (D) the fees and expenses of any transfer agent or registrar,
        (E) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Firm Shares, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Firm Shares provided for herein is not consummated by reason of action by the Company pursuant to Section 8(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Purchaser's obligations hereunder required to be fulfilled by the Company is not fulfilled, upon receipt of a reasonably detailed accounting, the Company will reimburse the Purchaser for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Purchaser in connection with their investigation, preparing to market and marketing the Firm Shares or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Purchaser for loss of anticipated profits from the transactions covered by this Agreement.

               (ix) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Firm Shares, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulations S-K under the Act which have not been so disclosed in the Registration Statement, other than as described in the Company's Exchange Act filings.

               (x) Except as contemplated by this Agreement, the Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               (xi) The Company will inform the Florida Department of Banking and Finance at any time prior to the consummation of the distribution of the Firm Shares by the Purchaser if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

        5. CONDITIONS OF PURCHASER'S OBLIGATIONS. The obligations of the Purchaser hereunder are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

           (a) All filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to your satisfaction.

           (b) The Purchaser shall not have advised the Company that the Registration Statement or the Final Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

           (c) Except as contemplated in the Final Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, net worth or results of operations of the Company and its subsidiaries, taken as a whole, that, in your judgment, makes it impractical or inadvisable to offer or deliver the Firm Shares on the terms and in the manner contemplated in the Final Prospectus.

           (d) On the Closing Date, there shall have been furnished to the Purchaser, the opinion of Fulbright & Jaworski L.L.P., counsel for the Company, dated such Closing Date and addressed to the Purchaser, to the effect that:

               (i) Each of the Company and CFC has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and CFC has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Final Prospectus, and the Company is duly qualified to do business as a foreign corporation and is in good standing in Connecticut.

               (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Final Prospectus. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. The Firm Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To the best of such counsel's knowledge, except for 150,000 shares of Common Stock issued upon the conversion of the Series A Preferred Stock of the Company, neither the filing of the Registration Statement nor the offering or sale of the Firm Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except those rights which have been waived. To the best of such counsel's knowledge, except as described in the Registration Statement and Final Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

               (iii) All of the issued and outstanding shares of capital stock of CFC have been duly and validly authorized and issued and are fully paid and nonassessable, and, to the best of such counsel's knowledge, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. To the best of such counsel's knowledge, except as described in the Registration Statement and Final Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from CFC or the Company any shares of the capital stock of CFC.

               (iv) To the best of such counsel's knowledge, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of capital stock of AAT.

               (v) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

               (vi) The descriptions in the Registration Statement and Final Prospectus of statutes, legal and governmental proceedings, contracts and other documents fairly present in all material respects the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Final Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Final Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

               (vii) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or for the consummation by the Company of the transactions contemplated hereby, including the issuance or sale of the Firm Shares by the Company, except such as may be required under the Act or state securities laws.

               (viii) The Registration Statement and the Final Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

        In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Final Prospectus, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, representatives of the Purchaser and representatives of counsel for the Purchaser, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed and at which such counsel inquired of the representatives of the Company as to the materiality of the facts disclosed to such counsel and, although such counsel does not pass upon, and does not assume any responsibility for, the accuracy, completeness or fairness of any statement contained in the Registration Statement or the Final Prospectus and such counsel has made no independent check or verification thereof, based in part upon the foregoing, (relying as to materiality to a large extent upon the officers and representatives of the Company), no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (except as to the financial statements and notes thereto and other financial and statistical data included therein as to which such counsel need not express any opinion or belief,) as of the date of effectiveness contained an untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Final Prospectus (except as to the financial statements and the notes thereto and other financial and statistical data included therein or excluded therefrom as to which such counsel need not express any opinion or belief), as of its date or as of the date of such opinion, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Notwithstanding anything herein to the contrary, it is understood and agreed that other counsel to the Company are rendering opinions with respect to
(i) the sections of the Final Prospectus entitled "Risk Factors -- If we cannot protect the confidentiality and proprietary nature of our trade secrets, our business and competitive position will be harmed," and "Risk Factors -- If we are found to be infringing on patents owned by others, we may be forced to obtain a license to continue the sale or development of our drugs and pay damages," and (ii) the sections of the Final Prospectus entitled "Risk Factors - If we do not obtain regulatory approval for our drug products we will not be able to sell our drug products," and "Risk Factors -- If our business and products, even after regulatory approval is obtained, fail to comply with regulatory requirements, our ability to sell products and conduct business will be harmed," and no opinions are expressed herein with respect to such sections or matters.

        In rendering any such opinion, such counsel may state that such counsel
(i) expresses no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States, (ii) has assumed, without independent verification, that the laws of the State of Minnesota are identical in all respects to the laws of the State of New York, noting that the laws of the State of Minnesota are likely to differ from the laws of the State of New York with respect to the matters covered by such counsel's opinion, that even if such laws were the same as the laws of the State of New York, judicial interpretations thereto in Minnesota may differ from judicial interpretations by New York courts and that such differences may be material, and (iii) expresses no opinions concerning the Federal Food, Drug, and Cosmetic Act or related rules and regulations or any intellectual property laws, statutes, rules or other regulation.

        In rendering such opinion such counsel may rely (i) as to matters of law other than New York, Delaware and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that although such counsel is not admitted to practice law in such jurisdiction, it has no reason to believe that they and you are not entitled to rely on such opinion and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of public officials and officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

           (e) On the Closing Date, there shall have been furnished to the Purchaser the opinion of Mark Farber, Esquire, special patent counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

               (i) such counsel represents the Company in certain matters relating to intellectual property, including patents, and is familiar with the technology used by the Company in its business and the manner of its use and has read the portions of the Registration Statement and the Final Prospectus entitled "BUSINESS-Patents and Proprietary Rights" and "RISK FACTORS-Risks Related to Our Business-If we are unable to protect our proprietary technology, we may not be able to compete effectively" (collectively, the "Patent Language");

               (ii) the Patent Language contains accurate descriptions of the Company's Patents, Patent Applications and patents licensed to the Company and the statements in the Patent Language therein insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (iii) such counsel has reviewed the Company's Patent Applications filed in the United States and outside the United States and in the opinion of such counsel, the Company's Patent Applications have been properly prepared and filed on behalf of the Company, and are being diligently pursued by the Company; the inventions described in the Company's Patent Applications are assigned or licensed to the Company; to such counsel's knowledge, no other entity or individual has any right or claim in any Company inventions or Company's Patent Applications made solely by the Company, or any patent to be issued therefrom, and in such counsel's opinion each of the Company's Patent Applications discloses patentable subject matter; to such counsel's knowledge, there are no legal or governmental proceedings pending (other than those relating to the Patent Applications) relating to the Company, the claimed inventions of the Company's Patents or the Company's Intellectual Property, and to such counsel's knowledge, no such material proceedings are threatened or contemplated by governmental authorities or others;

               (iv) such counsel has no knowledge of any facts which would preclude the Company from having valid license rights or clear title to the Company's Patents, and based on representations by the Company that no interests have been conveyed to third parties which have not been recorded in the PTO, the Company has clear record title to the Company's Patents free and clear of any liens or encumbrances that have been recorded with the PTO;

               (v) to the best of such counsel's knowledge, the Company has complied with the PTO duty of candor and disclosure for each of the Company's patents, and such counsel has no knowledge that the Company lacks or will be unable to obtain any rights or licenses to use all Intellectual Property necessary for the conduct of its business as now proposed to be conducted by the Company as described in the Final Prospectus;

               (vi) except as disclosed in the Final Prospectus, such counsel has no knowledge of any facts material to a determination of patentability regarding the Company's Patent Applications not called to the attention of the PTO, and is unaware of any facts not called to the attention of the PTO which would preclude the grant of a patent for the Company's Patent Applications;

               (vii) except as disclosed in the Final Prospectus, such counsel is not aware of any basis for a finding of unenforceability or invalidity of any Company Intellectual Property, and to the best of such counsel's knowledge, the Company has not received any notice of infringement of or conflict with rights or claims of others with respect to any Intellectual Property owned or used by the Company;

               (viii) based on a review of the third party rights made known to counsel and discussion with Company scientific personnel, (except as disclosed in the Final Prospectus) such counsel has no knowledge of any patent rights of others which are or would be infringed by specific products or processes referred to in the Final Prospectus, which infringement, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of the Company; and

               (ix) such counsel (A) has no reason to believe that the Patent Language contained in the Registration Statement and the Final Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that the Patent Language contained in the Final Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (f) On the Closing Date, there shall have been furnished to the Purchaser, the opinion of Venable, Baetjer, Howard & Civiletti, LLP, special regulatory counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

               (i) such counsel represents the Company in certain matters relating to the United States Federal Food, Drug and Cosmetic Act (the "FFDC Act") and related governmental regulatory matters;

               (ii) such counsel has read the portions of the Registration Statement and Final Prospectus entitled "BUSINESS-Government Regulation" and "RISK FACTORS-If we fail to obtain regulatory approval of our product candidates, or if regulatory approval is delayed for any reason, we will be unable to commercialize and sell our products" (collectively the "Regulatory Language"), and in such counsel's opinion, insofar as the Regulatory Language constitutes a description of the FFDC Act and FDA regulations or other requirements, the Regulatory Language is accurate and complete in all material respects and fairly presents such matters; and

               (iii) such counsel (A) has no reason to believe that the Regulatory Language contained in the Registration Statement and the Final Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that the Regulatory Language contained in the Final Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (g) On the Closing Date, there shall have been furnished to the Purchaser, such opinion or opinions from Morgan, Lewis & Bockius LLP, counsel for the Purchaser, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Firm Shares, the Registration Statement, the Final Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

           (h) On the Closing Date, the Purchaser shall have received a letter of Arthur Andersen LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

           (i) On the Closing Date, there shall have been furnished to you, as the Purchaser, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

               (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

               (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Firm Shares for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

               (iii) The signers of said certificate have carefully examined the Registration Statement and the Final Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Final Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Final Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, net worth or results of operations of the Company and its subsidiaries, taken as a whole, and
        (D) except as stated in the Registration Statement and the Final Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole.

           (j) The Company shall have furnished to you and counsel for the Purchaser such additional documents, certificates and evidence as you or they may have reasonably requested.

           (k) All necessary filings shall have been made as required and all filing fees shall have been paid to effect the listing of the Firm Shares on the Nasdaq National Market.

           (l) On the Closing Date, there shall have been furnished to the Purchaser the opinion of Golenbock, Eiseman, Assor & Bell, dated such Closing Date and addressed to you, to the effect that:

               (i) Alexion Antibody Technologies, Inc. ("AAT") has been duly organized under the laws of California. AAT has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Final Prospectus.

               (ii) All of the issued and outstanding shares of capital stock of AAT has been duly and validly authorized and issued and are fully paid and nonassesable. To the best of such counsel's knowledge, except as described in the Registration Statement and Final Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or AAT any shares of the capital stock of AAT.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Purchaser. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

        6. INDEMNIFICATION AND CONTRIBUTION.

           (a) The Company, agrees to indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, the Final Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Final Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof.

        In addition to their other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse the Purchaser on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Purchaser for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Purchaser shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by the Wall Street Journal (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Purchaser within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

           (b) The Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Final Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Final Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

           (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Purchaser, it is advisable for the Purchaser to be represented by separate counsel, the Purchaser shall have the right to employ a single counsel in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Purchaser as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this
Section 6 to which it has not agreed in writing.

           (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Firm Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).

           (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Act; and the obligations of the Purchaser under this Section 6 shall be in addition to any liability that the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

        7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Purchaser and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Firm Shares to and by the Purchaser hereunder.

        8. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

           (a) This Agreement shall immediately become effective upon execution by all of the parties hereto.

           (b) The Purchaser shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Purchaser's obligations hereunder is not fulfilled, (iii) trading of the Company's Common Stock or trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal, New York or Minnesota authorities, or (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Firm Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

           (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified by the Company by telephone or telegram, confirmed by letter.

        9. DEFAULT BY THE COMPANY. If the Company shall fail at the Closing Date to sell and deliver the number of Firm Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

        No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

        10. INFORMATION FURNISHED BY PURCHASER. The statements set forth in the second paragraph of text under the caption "Underwriting" concerning the terms of the offering by the Purchaser in the Final Prospectus constitute, to the extent such statements relate to the Purchasers, the written information furnished by or on behalf of the Purchaser referred to in Section 2 and Section 6 hereof.

        11. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Purchaser shall be mailed, telegraphed or delivered to U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402; if to the Company, shall be mailed, telegraphed or delivered to it at 25 Science Park, New Haven, Connecticut 06511 Attention: Leonard Bell, or to such other address as the person to be notified may have requested in writing. All notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

        12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Firm Shares from the Purchaser.

        13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

                            [Signature Page Follows]

        Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Purchaser in accordance with its terms.

                                       Very truly yours,

                                       ALEXION PHARMACEUTICALS, INC.


                                       By /s/ Leonard Bell, M.D.
                                          --------------------------------------
                                           Leonard Bell, M.D.
                                           President and Chief Executive Officer


Confirmed as of the date first
above mentioned

U.S. BANCORP PIPER JAFFRAY


By /s/ U.S. BANCORP PIPER JAFFRAY
   ------------------------------------